EXHIBIT 23(a)


                                    CONSENT


We consent to the incorporation by reference in the Registration Statement pertaining to the shares of common stock of Infodata Systems Inc. of our report dated February 14, 1995, relating to the consolidated financial statements and schedules of Infodata Systems Inc. included in its Form 10-KSB for the year ended December 31, 1994, as filed with the Securities and Exchange Commission, and to the reference to us under the caption "Experts" in the prospectus relating thereto.




                                                         /s/Arthur Andersen LLP
                                                         Arthur Andersen LLP


Washington, D.C.
June 12, 1995